UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

Annual Meeting

O2Diesel Corporation’s (the “Company”) Annual Meeting of Stockholders was held on September 20, 2007, in Montchanin, Delaware. Of the 83,915,341 shares of common stock outstanding as of the record date of August 16, 2007, 43,226,227 shares or 51.5% percent of the Company’s capital stock were present or represented by proxy at the meeting constituting a quorum. The results of the matters submitted to the stockholders were as follows:

1.  Elect two directors to the Company’s board of directors, each to serve for a term of three years or until a successor has been elected and qualified.

Name	Votes For	Votes Against	Votes Abstained
Alan R. Rae	42,832,053	40,633	353,541
E. Holt Williams	42,870,307	2,379	353,541

Continuing Directors whose terms expire in 2008:
Karim Jobanputra, Arthur E. Meyer and Hendrik Rethwilm

Continuing Directors whose terms expire in 2009:
David L. Koontz, Gerson Santos-Leon and Jeffrey L. Cornish

2.  Ratify the appointment of Mayer Hoffman McCann P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. This proposal received 42,801,939 votes for, 251,442 votes against and 172,846 votes abstained.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: September 24, 2007